UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) November 17, 2004

                             Commerce Bancorp, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

 New Jersey                         1-12069                    22-2433468
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(State or other               (Commission File Number)       (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


           Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ 08034
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (856) 751-9000
                                                           --------------
                                 Not Applicable
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                                Introductory Note

         Commerce Bancorp, Inc. ("Commerce") is filing this report on Form 8-K to update the description of its common stock contained in its registration statement on Form 8-A filed with the Securities and Exchange Commission on August 15, 1996.


Item 8.01. Other Events
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                           DESCRIPTION OF COMMON STOCK

            The following statements are summaries of certain provisions of Commerce's restated certificate of incorporation and are qualified in their entirety by reference to the complete text of Commerce's restated certificate of incorporation.

Authorized Capital

            The authorized capital stock of Commerce consists of 500,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, no par value.

            Under Commerce's restated certificate of incorporation, the Commerce board of directors is authorized, without further shareholder action, to provide for the issuance of preferred stock in one or more series, with such designations, number of shares, relative rights, preferences and limitations as shall be set forth in resolutions providing for the issuance thereof adopted by the Commerce board of directors. As of September 30, 2004, no shares of Commerce preferred stock were outstanding.

Description of Common Stock

            As of November 1, 2004, there were 79,334,532 shares of Commerce common stock outstanding held by approximately 58,000 shareholders of record.

            The rights, preferences and privileges of holders of Commerce common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which Commerce may designate and issue in the future.

            Voting Rights. Holders of Commerce common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

            Dividends. Holders of Commerce common stock are entitled to receive ratably dividends, if any, as may be declared by the Commerce board of directors out of legally available funds, subject to any preferential dividend rights of outstanding preferred stock.

            Liquidation. Upon the liquidation, dissolution or winding up of Commerce, the holders of Commerce common stock are entitled to receive ratably the net assets of Commerce available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

            Preemptive Rights. Holders of Commerce common stock have no preemptive, subscription, redemption or conversion rights.

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"Anti-Takeover" Provisions


            Commerce's restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of the outstanding capital stock of Commerce entitled to vote on the following transactions in order to permit the consummation of any of the following transactions:

        o any merger or consolidation of Commerce with or into any other corporation; or

        o any sale, lease, exchange or other disposition of all of the assets of Commerce to or with any other corporation, person or other entity.

            The 80% voting requirement would not, however, apply to any transaction approved by Commerce's board of directors prior to the consummation of the transaction.

            Commerce's restated certificate of incorporation also provides for the issuance of up to 10,000,000 shares of preferred stock; the rights, preferences and limitations of which may be determined by the board of directors of Commerce. Issuance of Commerce preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to secure a majority of Commerce's outstanding voting stock. The authority of Commerce's board of directors to issue Commerce preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable Commerce's board of directors to prevent a change of control despite a shift in ownership of Commerce common stock. In addition, Commerce's board of directors' authority to issue additional shares of Commerce common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

            The provisions in Commerce's restated certificate of incorporation relating to the 80% voting requirements and issuance of Commerce preferred stock may have the effect not only of discouraging tender offers or other stock acquisitions but also of deterring existing shareholders from making management changes.

            These provisions may enhance the possibility that a potential bidder for control of Commerce will be required to act through arms-length negotiation with respect to such major transactions, such as a merger, consolidation or purchase of substantially all of the assets of Commerce. These provisions may also have the effect of discouraging tender offers or other stock acquisitions, giving management of Commerce the power to reject certain transactions which might be desired by the owners of a majority of Commerce's voting securities. These provisions could also be deemed to benefit incumbent management to the extent they deter such offers by persons who would wish to make changes in management or exercise control over management. Commerce's board of directors does not presently know of a third party that plans to make an offer to acquire Commerce through a tender proposal offer, merger or purchase of substantially all the assets of Commerce.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  COMMERCE BANCORP, INC.


Date:   November 17, 2004         By: /s/ Douglas J. Pauls
                                  --------------------------------------
                                  Name:  Douglas J. Pauls
                                  Title: Senior Vice President and Chief
                                  Financial Officer


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